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                                                                      EXHIBIT 11

                         VIRAGEN, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

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                                                      Three Months Ended                Six Months Ended
                                                          December 31,                     December 31,
                                                 -----------------------------     -----------------------------
                                                     1999             1998            1999             1998
                                                 ------------     ------------     ------------     ------------
BASIC AND DILUTED WEIGHTED AVERAGE COMMON
     SHARES                                        75,660,622       57,147,051       74,268,192       55,223,160
                                                 ============     ============     ============     ============

NET LOSS                                         $ (2,509,570)    $ (2,417,699)    $ (5,372,099)    $ (4,815,739)
     Deduct required dividends on convertible
       preferred stock, Series A                          663              663            1,325            1,325
     Deduct required dividends on redeemable
       preferred stock, Series H                           --          206,428               --          638,652
     Deduct required dividends on redeemable
       preferred stock, Series I                          482           97,615            2,699          302,706
                                                 ------------     ------------     ------------     ------------

LOSS ATTRIBUTABLE TO COMMON STOCK                $ (2,510,715)    $ (2,722,405)    $ (5,376,123)    $ (5,758,422)
                                                 ============     ============     ============     ============

BASICAND DILUTED LOSS PER
     COMMON SHARE
     after deduction for required
     dividends on convertible preferred
     stock                                       $      (0.03)    $      (0.05)    $      (0.07)    $      (0.10)
                                                 ============     ============     ============     ============

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